UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2008
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) On October 22, 2008, Tollgrade Communications, Inc. (the “Company”) filed a Form 8-K advising of the separation from employment, effective October 17, 2008 (the “Termination Date”), of the Company’s Vice President, Operations, Matthew J. Rosgone. In connection with Mr. Rosgone’s termination of employment, the Company entered into a separation and mutual release agreement dated November 28, 2008 (the “Agreement”).
Pursuant to the Agreement, the Company agreed to pay Mr. Rosgone approximately $139,000.00 plus any vacation and other cash entitlements that were accrued as of the Termination Date, medical, dental and vision benefits for forty two weeks after the date of execution of the Agreement and certain outplacement services not to exceed $6,000.00, in exchange for certain customary representations and covenants from Mr. Rosgone and mutual releases of liability.
     The foregoing summary of the Agreement is qualified in its entirety by reference to the full terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS

10.1	Agreement dated November 28, 2008 by and between Tollgrade Communications, Inc. and Matthew J. Rosgone (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNCIATIONS, INC.
Dated: December 3, 2008	By:	/s/ Sara M. Antol

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement dated November 28, 2008 by and between Tollgrade Communications, Inc. and Matthew J. Rosgone (filed herewith).